Registration No. 333-213100

As filed with the Securities and Exchange Commission on December 12, 2016

AMENDMENT No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Workhorse Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	3711	26-1394771
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio  45140

513-360-4704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio  45140

513-360-4704

(Address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

516-833-5034

Approximate date of commencement of proposed sale to the public :

From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company).	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Primary Offering:
Common Stock, par value $.001 per share
Preferred Stock, par value $.001 per share
Warrants
Debt Securities
Units
Total for Primary Offering				$150,000,000
Secondary Offering:
Common Stock, par value $.001 per share (4)	2,866,910	$7.24	(5)	$20,756,428.40	$2,405.67
Total				$170,756,428.40	$2,405.67	*

*	$15,105 was previously paid.

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (or the Securities Act), there are being registered an indeterminate principal amount or number of common stock, preferred stock, warrants, debt securities and units as shall have an aggregate initial offering price of the securities issued or sold under this Registration Statement not to exceed $150,000,000. In addition, up to 1,033,717 shares of common stock presently outstanding and up to 1,833,193 shares of common stock issuable upon exercise of Stock Purchase Warrants may be sold from time to time pursuant to this Registration Statement by the selling shareholders named herein. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the preferred stock, securities warrants, debt securities or units being registered hereunder. Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(2)	Subject to footnote (1), this registration statement also covers an indeterminate amount of common stock and/or preferred stock that may be issued in exchange for, or upon conversion or exercise of, the preferred stock, securities warrants, debt securities or units being registered. Any securities being registered may be sold separately or as units with other securities being registered.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	Represents shares of common stock and shares of common stock underlying Stock Purchase Warrants registered for resale by selling shareholders.

(5)

Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $7.24, the average of the high and low reported sales prices of the Registrant's Common Stock on the NASDAQ Capital Market on December 8, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED DECEMBER 12, 2016

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock
Warrants
Debt Securities

Units

and up to 1,033,717 Shares of Common Stock and 1,833,193 Shares of Common

Stock Underlying Stock Purchase Warrants held by Selling Shareholders

We may offer and sell, from time to time in one or more offerings, up to $150,000,000 in the aggregate of common stock, preferred stock, warrants to purchase our common stock, debt securities or units, at prices and on terms that we will determine at the time of the offering. Preferred stock, warrants and debt securities may also be convertible into preferred stock or common stock.

In addition, the selling shareholders may offer to sell up to up to 1,033,717 shares of common stock presently outstanding and up to 1,833,193 shares of common stock issuable upon exercise of Stock Purchase Warrants. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.

This prospectus describes some of the general terms that may apply to these securities. Each time we or a selling shareholder sell securities, to the extent required by applicable law, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

We and the selling shareholders will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination.

The securities may be offered and sold on a delayed or continuous basis directly by us and the selling shareholders or through underwriters, agents or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. The supplements to this prospectus will designate the terms of our plan of distribution. See the discussion under the heading “Plan of Distribution” for more information on the topic.

Our common stock is listed on The NASDAQ Capital Market under the symbol “WKHS.”

Investing in our securities involves risks. You should carefully review the section captioned “ Risk Factors” beginning on page 1 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  December    , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000 and the selling shareholders referred to in this prospectus and identified in supplements to the prospectus may also offer and sell our shares of common stock under this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, reserves and prospects may have changed since that date.

We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.

ABOUT WORKHORSE GROUP INC.

We are a last mile delivery technology company headquartered in the United States. We have broad capabilities beginning with the development and production of American made battery-electric medium-duty truck chassis helping delivery fleets achieve efficiencies and strengthening their sustainability initiatives. To the best of our knowledge, we are the only medium-duty battery-electric original equipment manufacturer (OEM) in the United States. We have also recently commenced the development of an electric pickup work truck with range extender for fleet usage With a focus on last mile delivery and expanding on fleets' operational efficiencies, Workhorse also develops and integrates unmanned aerial vehicle (UAV) platforms. Our drone delivery platform, HorseFlyTM is FAA compliant and fully integrated with our medium duty truck chassis. Workhorse also develops and integrates cloud-based, real-time proof-of-performance telematics monitoring software, that provides fleet operators with advanced vehicle diagnostics, energy and route efficiency.

We are a Nevada corporation. Our executive offices are located at 100 Commerce Drive, Loveland, Ohio  45140, and our telephone number is 513-360-4704.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Company” and “Workhorse Group” refer to Workhorse Group Inc. and unless otherwise differentiated, its wholly-owned subsidiaries, Workhorse Technologies Inc. and Workhorse Motor Works Inc.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all other information contained in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

1

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Result of Operations,” and “Business” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	management and employee operations and execution risks;

●	a failure to develop sales and the loss of any key customer that we may develop;

●	loss of key personnel;

●	competition in the markets we serve;

●	intellectual property risks;

●	our ability to fund our working capital requirements;

●	risks associated with the uncertainty of future financial results;

●	risks associated with this offering;

●	risks associated with raising additional capital when needed and at reasonable terms; and

●	risks associated with our reliance on third party suppliers of raw materials and other organizations that provide goods and services to us.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward looking statements by these cautionary statements.

2

OUR COMPANY

We are a last mile delivery technology company headquartered in the United States. We have broad capabilities beginning with the development and production of American made battery-electric medium-duty truck chassis helping delivery fleets achieve efficiencies and strengthening their sustainability initiatives. To the best of our knowledge, we are the only medium-duty battery-electric original equipment manufacturer (OEM) in the United States. We have also recently commenced the development of an electric pickup work truck with range extender for fleet usage With a focus on last mile delivery and expanding on fleets' operational efficiencies, Workhorse also develops and integrates unmanned aerial vehicle (UAV) platforms. Our drone delivery platform, HorseFlyTM is FAA compliant and fully integrated with our medium duty truck chassis. Workhorse also develops and integrates cloud-based, real-time proof-of-performance telematics monitoring software, that provides fleet operators with advanced vehicle diagnostics, energy and route efficiency.

On June 4, 2014, we entered into a Vehicle Purchase Agreement with United Parcel Service Inc. (“UPS”), pursuant to which we outlined with UPS the relationship by which we would sell vehicles to UPS. On August 7, 2015, we entered into a Prime Order under the Vehicle Purchase Agreement with UPS, pursuant to which UPS agreed to purchase 125 E-GEN trucks. In connection with each purchase order, we develop a delivery schedule as well as locations for specific deliveries. However, these deadlines are expected to evolve as UPS operations personnel from eight states will be involved in the scheduling. On September 7, 2016, we entered into a purchase order with UPS pursuant to which UPS agreed to purchase from the Company 200 E-GEN electric extended range delivery trucks.

Workhorse had previously entered into a purchase agreement with UPS to supply 18 all-electric Workhorse E-100 Walk-In Vans to be deployed in the Houston-Galveston, Texas area The U.S. Department of Energy selected this project to improve local air quality in the Houston-Galveston area, which is currently designated as a National Ambient Air Quality Non-Attainment Area. We fulfilled this order in July 2016.

We have developed and begun delivery of our second generation, full-electric truck, “E-100”, which is a significant improvement over our first generation E-100 vehicle. The second-generation vehicle includes a single powerful electric motor with no transmission and lighter, high-density Lithium-ion batteries, giving the vehicle a range of up to 100 miles. We have filed a patent application for the system that extends the range of electric vehicles while reducing the overall cost of the typical battery-electric power train. The system, E-GEN TM, is designed specifically for the package delivery vehicle market, in which the diesel and/or gasoline-powered vehicles in use now are required to stop and restart hundreds of times a day. Our E-GEN system incorporates a small internal combustion engine that powers an integrated electric motor as a generator when the battery pack reaches a pre-determined depth-of-discharge (DOD). The DOD is calculated based on projected route distance, package loads and electricity efficiency curves. The gas engine never propels the vehicle, its task is simple, to automatically turn on in the event the battery needs a small re-charge. We believe that the range-extended battery-electric technology is an ideal fit for urban and suburban delivery routes, despite the typical fleet owner's concerns about range and cost. Our E-GEN Drive system will enable our customers to keep their batteries charged to a consistent state of charge throughout the day and, since we are able to use smaller battery packs, we can reduce the cost of the entire system. Our E-GEN trucks offer a three-year payback, making them price competitive with gasoline-powered trucks. We recently entered into an agreement with Bayerische Motoren Werke AG (BMW) to supply the new quiet-running 2-cylinder gasoline generator replacing the current 4-cylinder engine to extend the range of our E-GEN product.

In March of 2013, we purchased the former Workhorse Custom Chassis assembly plant in Union City, Indiana from Navistar International. With this acquisition, we acquired the capability to be an Original Equipment Manufacturer (OEM) of Class 3-6 commercial-grade, medium-duty truck chassis, to be marketed under the Workhorse® brand. Ownership and operation of this plant enables us to build new chassis with gross vehicle weight capacities of between 10,000 and 26,000 pounds. These chassis are our new 88”-track (W88) and include either of our two second-generation, battery-electric drive trains, both powered by Panasonic 18650 Li-ion cells. The W88 truck chassis is currently being offered to fleet purchasing managers at price points that are both attractive and cost competitive. At the same time, we intend to partner with engine suppliers and body fabricators to offer fleet-specific, custom, purpose-built chassis that provide total cost of ownership solutions that are superior to the competition.

3

In addition to having the ability to build our own chassis, we design and produce battery-electric power trains that can be installed in new Workhorse chassis or installed as repower packages to convert used Class 3-6 medium-duty vehicles from diesel or gasoline power to electric power. Our approach is to provide battery-electric power trains utilizing proven, automotive-grade, mass-produced parts in their architectures, coupled with in-house control software that we have developed over the last five years.

The Workhorse Custom Chassis acquisition provides other important assets including the Workhorse brand and logo, intellectual property, schematics, logistical support from Up-Time Parts (a Navistar subsidiary) and a network of 400-plus sales and service outlets across North America. We believe the combination of our chassis assembly capability, coupled with its ability to offer an array of fuel choices, gives Workhorse a unique opportunity in the marketplace.

We are also seeking to re-design the future of parcel delivery aviation: HorseFly™, an Unmanned Aerial Vehicle (UAV) that is designed for the package delivery market as well as other commercial applications. Our UAV works in tandem with our electric trucks to bring a practical low cost solution to making the last mile more efficient and cost effective for our parcel customers. HorseFly™ is designed to further improve package delivery efficiencies and has been developed in conjunction with the University of Cincinnati. In June 2016, the Federal Aviation Administration (or the FAA) announced new rules permitting commercial use of drones weighing less than 55 pounds subject to certain restrictions including maintaining visual contact.

We recently developed Metron® which is a system that provides fleet operators advanced energy and route efficiency while enabling them to monitor, control and update software remotely. We are also currently in the initial stages of developing a self-driving software to further differentiate us as the technology company with the most cost effective last mile delivery system in the marketplace.

On March 6, 2015, we responded to a Request for Information and Prequalification (RFI) from the United States Postal Service (USPS) for its Next Generation Delivery Vehicle (NGDV) Acquisition Program. The USPS operates a fleet of over 200,000 vehicles in all areas of the United States and its territories. Approximately 163,000 of these vehicles are right hand drive, light-duty carrier route vehicles purchased between 1987 and 2001. They are not current with advancements in vehicle technologies such as drivetrains, emissions, and safety related features. The postal service intends to retire this fleet in coming years, and to replace them with Next Generation Delivery Vehicles (NGDVs). NGDVs must be capable of delivering both mail to curbside mailboxes and parcel packages in a safe and efficient manner. The postal service states that NGDVs are also expected to benefit from today’s availability of practical technological improvements for drivetrains, bodies, chassis, safety systems, security, and innovative designs to improve vehicle loading and delivery operations. The USPS anticipates making a single award in 2017 to a supplier for up to 180,000 NGDVs to replace its current fleet of mail delivery vehicles. Delivery of the NGDVs to the USPS is expected to begin in 2018. On April 14, 2015, the USPS notified Workhorse that it had advanced in the NGDV Acquisition Program as a prequalified supplier. Workhorse partnered with VT Hackney, Inc. (“VT Hackney”), another pre-qualified supplier, to design and build the body, and the joint response to the USPS NGDV RFP was delivered by the USPS deadline of February 5, 2016. On March 18, 2016, Workhorse and VT Hackney attended by invitation from the USPS a meeting to present our RFP response and respond to questions. On September 16, 2016, the USPS awarded the contract for the NGDV Prototype to six prime suppliers including VT Hackney. Workhorse and VT Hackney have entered into a Teaming Agreement pursuant to which Workhorse was appointed as the exclusive subcontractor to provide the chassis and powertrain for the prototypes.

4

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

We will not receive any proceeds from the sales of shares of common stock by the selling stockholders. However, in the event a selling shareholder exercises a Stock Purchase Warrant for cash, we will use the proceeds for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

SELLING SHAREHOLDERS

We have agreed to register 1,033,717 shares of common stock presently outstanding and 1,833,193 shares of common stock issuable upon exercise of Stock Purchase Warrants that are beneficially owned by the selling shareholders identified below.

In November and December 2016, we entered into Warrant Exercise Agreements with the selling shareholders identified below pursuant to which, each of the warrant holders agreed to exercise at least one-third of their Stock Purchase Warrants (the “Warrant Exercises”). In consideration of the warrant holders exercising the minimum required amount, we agreed to register for resale all shares of common stock issued in connection with the Warrant Exercise and the remaining shares of common stock that may be issued upon exercise of the Stock Purchase Warrants in the future. As a result of the Warrant Exercises, we received gross proceeds of $3,889,329 and issued 915,217 shares of common stock to the warrant holders (the “November Shares”). In addition, in September 2016, a selling shareholder exercised 143,500 shares of common stock (the “September Shares” and collectively with the November Shares, the “Exercised Shares”) under a Stock Purchase Warrant for $5.28 per share for aggregate consideration of $757,680. We are required to register the Exercised Shares, less 25,000 Exercised Shares held by Gerald Budde, a director of our company, as well as 1,833,193 shares of common stock underlying the Stock Purchase Warrants. Maxim Group LLC (“Maxim”) acted as solicitation agent for the Warrant Exercises. The Company paid Maxim a cash fee equal to 6.0% of the Warrant Exercise proceeds, as well as fees and expenses of $10,000. In addition, we paid Maxim $140,000 as exclusive consideration of Maxim terminating its advisory agreement and the related right of first refusal for any future financing therein.

The description contained herein of the terms of the Warrant Exercise Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Warrant Exercise Agreement, a copy of which was attached as Exhibit 10.1 to this Registration Statement.

Other than as described herein, the selling shareholders do not have, and within the past three years have not had, any position, office or material relationship with us or any of our predecessors or affiliates.

The following table sets forth the names of the selling shareholders, the numbers of shares of our common stock beneficially owned by such shareholders as of December 12, 2016, and the numbers of shares that may be offered for resale by the selling shareholders from time to time as described in the “Plan of Distribution.” The shares of common stock may also be sold by donees, pledgees, and other transferees or successors in interest of the selling stockholders.

      The selling shareholders may decide to sell all, some, or none of the shares of common stock. We currently have no agreements, arrangements or understandings with any of the selling shareholders regarding the sale of the shares of common stock covered by this prospectus. We cannot provide you with any estimate of the number of shares of our common stock that the selling shareholders will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

5

The applicable percentage of ownership is based on an aggregate of 27,576,717 shares of our common stock issued and outstanding on December 12, 2016.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under this Prospectus (1)	Number of Shares of Common Stock to be Owned after the Termination of the Offering (1)	Percent of Common Stock to be Owned After Completion of the Offering (1)
Ernest Mario	89,442	*	28,571 (2)	60,871	*
Samuels 2012 Children's Trust	1,142,856	4.1%	571,428 (3)	571,428	2.0%
David M. Fuerst	3,571	*	3,571 (4)		*
J. Victor Samuels & Barbara Samuels	667,259	2.4%	285,714 (5)	381,545	1.4%
John Pappajohn	129,286	*	57,143 (6)	72,143	*
Elliot Sabbagh	21,428	*	10,714 (7)	10,714	*
Clayton S. Fong	28,572	*	14,286 (8)	14,286	*
Vincent Iannelli	50,357	*	14,286 (9)	36,071	*
Thomas Iannelli	45,857	*	28,571 (10)	17,286	*
David L. Berkey	7,143	*	7,143 (11)	--	--
Marcella Goldstein Revocable Trust UAD 12/20/07	6,392	*	3,571 (12)	2,821	*
Herbert J. Baumann	28,572	*	14,286 (13)	14,286	*
Jeff Gunther	14,286	*	7,143 (14)	7,143	*
Keith Goodman	31,786	*	7,143 (15)	24,643	*
Kyle Buchakjian	14,286	*	7,143 (16)	7,143	*
Joel Meyer	14,286	*	7,143 (17)	7,143	*
Bilha Schapira	28,572	*	14,286 (18)	14,286	*
Irving Lubman/Phyllis Lubman	28,571	*	28,571 (19)	--	--
John Walsh	24,286	*	14,286 (20)	10,000	*
Nicholas J. Nastasi	3,781	*	2,381 (21)	1,400	*
Michael Spector	57,142	*	28,571 (22)	28,571	*
MGC Properties LLC	28,392	*	8,571 (23)	19,821	*
Marc Lehman	40,571	*	28,571 (24)	12,000	*
Patricia Avery	14,286	*	7,143 (25)	7,143	*
Jay Alexander	15,394	*	7,143 (27)	8,251	*
John Robert Campo	28,572	*	14,286 (28)	14,286	*
Robert W. Main Trust	57,142	*	28,571 (29)	28,571	*
Shashank & Shilpa Upadhye	26,286	*	14,286 (30)	12,000	*
David GP Allan	19,283	*	14,283 (31)	5,000	*
Joe B. Cogdell	8,342	*	3,571 (32)	4,771	*
Mickey W. Kowitz	174,000	*	22,500 (33)	151,500	*
B. Michael Pisani	21,486	*	14,286 (34)	7,200	*
John R. Raphael Revocable Trust UAD 07/06/07	14,286	*	14,286 (35)	--	--
Ricky Solomon	85,716	*	85,716 (36)	--	--
Douglas Solomon	43,572	*	28,572 (38)	15,000	*
Andrew L. Goodenough	24,286	*	7,143 (39)	17,143	*
Kenneth A. Alter	7,144	*	3,573 (40)	3,571	*
Kenneth T. Ashkin	10,715	*	7,143 (41)	3,571	*
Nancy Schachleiter	37,500	*	37,500 (42)	--	--
Michael & Jill Solomon	28,572	*	14,286 (43)	14,286	*
Howard Solomon 2014 Trust	28,572	*	14,286 (44)	14,286	*
ATJ Electrical Co Inc.	85,715	*	42,858 (45)	42,857	*
Daniel Blackwell	28,572	*	28,572 (46)	--	--
Eric & Dierdre K. Okamoto	12,143	*	7,143 (47)	5,000	*
Henry Steeneck	15,286	*	14,286 (48)	1,000	*
Ignacio Ponce de Leon	28,572	*	14,286 (49)	14,286	*
Jesse Lipcon	11,286	*	7,143 (50)	4,143	*
Jon Leffew	26,286	*	14,286 (51)	12,000	*
Kenneth Beckerman	44,513	*	24,288 (52)	22,225	*
Larry Hauskins	23,786	*	14,286 (53)	9,500	*
Marmatt LLC	16,443	*	7,143 (54)	9,300	*
Marvin Maslow	36,072	*	28,572 (55)	7,500	*

6

Name of Selling Shareholder	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under this Prospectus (1)	Number of Shares of Common Stock to be Owned after the Termination of the Offering (1)	Percent of Common Stock to be Owned After Completion of the Offering (1)
Richland Management	833,307	2.99%	428,574 (56)	404,733	1.5%
Scherlis Family LLC	308,884	1.11%	214,287 (57)	94,597	*
Scott Dols	94,287	*	64,287 (58)	30,000	*
William L. Davis	14,286	*	7,143 (60)	7,143	*
Daniel J. Wampler	125,000	*	125,000 (61)	--	--
Marvin P. Loeb IT, Alan E. Loeb, Trustee	30,310	*	30,310 (62)	--	--
Angelus C. Chan	14,286	*	14,286 (63)	--	--
Dustin & Carol Wilson	14,286	*	7,143 (64)	7,143	*
Anthony V. Milone	19,302	*	10,002 (65)	9,300	*
Paul Stamatis	28,571	*	28,571 (66)	--	--
Larry P. Schaefer	12,500	*	12,500 (67)	--	--
Samuel Stagger	39,678	*	9,524 (68)	30,154	*
Robert H. Chicoine Jr.	14,286	*	7,143 (69)	7,143	*
Daniel D. Janka	15,000	*	15,000 (70)	--	--
William & Elizabeth Schulz Davis	13,393	*	6,250 (71)	7,143	*
Stephen & Nancy Beckerman	28,572	*	14,286 (72)	14,286	*
Idan Sahar	50,422	*	28,572 (73)	21,850	*
Anthony B. Cimino	28,572	*	28,572 (74)	--	--
Harvey Abrams	14,286	*	14,286 (75)	--	--
Han Group Solutions LLC	18,000	*	9,500 (76)	8,500	*
Eli Anker	14,286	*	14,286 (77)	--	--
Brian Frank	19,286	*	14,286 (78)	5,000	*
Gregory J. Pamela Vislocky	28,572	*	28,572 (79)	--	--

* less than 1.0%

(1)	Because (a) the selling shareholders may offer all, some or none of the shares covered by this prospectus, (b) the offering of the selling shareholders’ shares is not being underwritten on a firm commitment basis, and (c) the selling shareholders could purchase additional shares of our common stock from time to time, No estimate can be given as to the number of shares or percent of our common stock that will be held by the selling shareholders upon termination of the offering. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus. The fifth column lists the percentage of common stock owned by the Selling Shareholders after completion of the offering, assuming the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

(2)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(3)	Represents 191,104 shares of common stock and 380,324 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share. H. Benjamin Samuels, a director of Workhorse, is the trustee of the Samuels 2012 Children's Trust.

(4)	Represents 1,191 shares of common stock and 2,380 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(5)	Represents 23,802 shares of common stock and 261,912 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(6)	Represents 19,048 shares of common stock and 38,095 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(7)	Represents 3,572 shares of common stock and 7,142 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(8)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(9)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(10)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(11)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

7

(12)	Represents 1,191 shares of common stock and 2,380 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(13)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(14)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(15)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(16)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(17)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(18)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(19)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(20)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(21)	Represents 2,381 shares of common stock.

(22)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(23)	Represents 2,858 shares of common stock and 5,713 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(24)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(25)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(26)	Intentionally left blank.

(27)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(28)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(29)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(30)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(31)	Represents 4,761 shares of common stock and 9,522 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(32)	Represents 1,191 shares of common stock and 2,380 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(33)	Represents 22,500 shares of common stock.

(34)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(35)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

8

(36)	Represents 28,572 shares of common stock and 57,144 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(37)	Intentionally left blank.

(38)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(39)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(40)	Represents 1,191 shares of common stock and 2,382 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(41)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(42)	Represents 12,500 shares of common stock and 25,000 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $1.50 per share.

(43)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(44)	Represents 3,476 shares of common stock and 10,810 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(45)	Represents 14,286 shares of common stock and 28,572 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(46)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(47)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(48)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(49)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(50)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(51)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(52)	Represents 8,096 shares of common stock and 16,192 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(53)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(54)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(55)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(56)	Represents 142,858 shares of common stock and 285,716 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(57)	Represents 71,429 shares of common stock and 142,858 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(58)	Represents 21,429 shares of common stock and 42,858 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

9

(59)	Intentionally left blank.

(60)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(61)	Represents 125,000 shares of common stock.

(62)	Represents 30,310 shares of common stock.

(63)	Represents 14,286 shares of common stock.

(64)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(65)	Represents 3,334 shares of common stock and 6,668 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(66)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(67)	Represents 4,167 shares of common stock and 8,333 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $1.50 per share.

(68)	Represents 9,524 shares of common stock.

(69)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(70)	Represents 15,000 shares of common stock.

(71)	Represents 6,250 shares of common stock.

(72)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(73)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(74)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(75)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(76)	Represents 3,167 shares of common stock and 6,333 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $1.50 per share.

(77)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(78)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(79)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

10

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation provide that we are authorized to issue 50 million shares of common stock, par value $0.001 per share, and 75 million shares of preferred stock, par value $0.001 per share.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, including the election of directors. Cumulative voting is not permitted in the election of directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, our common shareholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other

Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 75 million shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. Any series of preferred stock may have rights and privileges superior to those of common stock.

No shares of preferred stock have been issued to date, nor do we have any currently designated shares of preferred stock. We currently have no plans to issue any shares of preferred stock.

Stock Purchase Warrants

On November 9, 2015 and December 4, 2015, Workhorse entered into Securities Purchase Agreements with several accredited investors (the “Investors”) providing for the sale by Workhorse to the Investors of 6% Convertible Promissory Notes in the aggregate amount of $13,534,426 (the "Notes"). In addition to the Notes, the Investors also received stock purchase warrants (the “Warrants”) to acquire an aggregate of 1,366,979 shares of common stock of our company. The Warrants are exercisable for five years at an exercise price of $5.28.

In May 2014, we entered into subscription agreement with accredited investors (“May 2014 Investors”) pursuant to which the May 2014 Investors purchased 1,428,000 shares of common stock for a purchase price of $1,428,000, together with a common stock purchase warrants to acquire 714,000 shares of common stock at $1.50 per share for a period of three years.

In May 2014, we entered into conversion agreements with debt holders that were accredited investors (“May 2014 Conversion Investors”) pursuant to which the May 2014 Conversion Investors converted $1,169,300 into 1,169,300 shares of common stock together with a common stock purchase warrants to acquire 584,650 shares of common stock at $1.50 per share for a period of three years.

We entered into Subscription Agreements with five accredited investors (the “December 2014 Investors”) between November 24, 2014 and December 29, 2014 providing for the sale to the December 2014 Investors of 14% Unsecured Convertible Promissory Notes in the aggregate amount of $1,243,000 (the "December 2014 Notes"). In addition to the December 2014 Notes, the December 2014 Investors also received common stock purchase warrants (the “December 2014 Warrants”) to acquire 443,929 shares of common stock. The December 2014 Warrants are exercisable for five years at an exercise price of $1.40. The initial closing of $200,000 was on November 24, 2014, the second closing of $700,000 was on December 8, 2014 and the third closing of $343,000 was on December 30, 2014.

11

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Articles of Incorporation and Bylaws

No Cumulative Voting.  Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares.  Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Workhorse Group by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Transfer Agent or Registrar

Empire Stock Transfer, Inc. is the transfer agent and registrar of our common stock.

12

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase common stock or preferred stock and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	United States federal income tax consequences applicable to such warrants;

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any of the rights of holders of common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

13

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between our company and the trustee that meets certain requirements identified in the applicable prospectus supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for common shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	whether such debt securities are senior securities or subordinated securities and the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

14

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents or in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers. To the extent required by applicable law, a prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of the selling stockholders;

●	the purchase price of the securities;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	the initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

15

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any securities. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we or the selling shareholders use dealers in the sale of securities, we or the selling shareholders will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of such securities. We will include in any prospectus supplement the names of the dealers and the terms of the transactions.

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf or on behalf of the selling shareholder that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

Direct Sales and Sales Through Agents

We and the selling shareholders may sell the securities directly. In that event, no underwriters or agents would be involved. We and the selling shareholders may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

16

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters with respect to the shares of our securities offered by this prospectus will be passed upon for us by Fleming PLLC, Rockville Centre, New York. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from Workhorse Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and 2014, have been audited by Clark, Schaefer, Hackett & Co., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2015 as filed on March 25, 2016 (File No. 001-37673),

17

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 as filed on November 14, 2016 (File No. 001-37673),

●	current reports filed on July 1, 2016, September 12, 2016 and September 16, 2016 (File No. 001-37673), and

●	any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing the initial registration statement and prior to effectiveness of the registration statement, until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

You may request copies of these filings, at no cost, by writing or calling us at:

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio  45140

513-360-4704

Attn: Julio C. Rodriguez, Chief Financial Officer

Telephone: 513-360-4704

Our SEC filings are also available on our website at www.workhorse.com. The other information on our website is not, and you must not consider the information to be, a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC upon payment of fees prescribed by the SEC and paying a fee for the copying cost. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

18

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be paid by Workhorse Group Inc. in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$17,510.67	*
Legal fees and expenses	15,000
Accounting fees and expenses	2,500
Printing and mailing fees	300
Miscellaneous	1,000
Total	37,510.67

*	Previously paid $15,105.00.

Item 15. Indemnification of Directors and Officers

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Excepted from that immunity are:

●	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

●	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

●	a transaction from which the director derived an improper personal profit;

●	and willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Workhorse Group Inc. or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Workhorse Group Inc. or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our director, officer, employee or agent.

Item 16. Exhibits

The exhibits to the registration statement required by Item 601 of Regulation S-K are listed in the exhibit index on page II-5.

II-1

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(A) Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-2

(iii) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus required to be filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430(A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Ohio, on December 12, 2016.

Workhorse Group Inc.

By:	/s/ Stephen S. Burns
Stephen S. Burns
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen S. Burns and Julio Rodriguez, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all registration statements, and any and all amendments thereto (including post-effective amendments) relating to the offering of securities as this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen S. Burns	Chief Executive Officer and Director	December 12, 2016
Stephen S. Burns	(Principal Executive Officer)

/s/ Julio C. Rodriguez	Chief Financial Officer	December 12, 2016
Julio C. Rodriguez	(Principal Financial and Accounting Officer)

/s/ Raymond J. Chess	Director	December 12, 2016
Raymond J. Chess

/s/ Gerald B. Budde	Director	December 12, 2016
Gerald B. Budde

/s/ H. Benjamin Samuels	Director	December 12, 2016
H. Benjamin Samuels

/s/ Harry DeMott	Director	December 12, 2016
Harry DeMott

II-4

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (a)
4.1	Specimen Stock Certificate (a)
4.2	Form of Senior Debt Securities Indenture
4.3	Form of Subordinated Debt Securities Indenture
5.1	Opinion of Fleming PLLC
10.1	Form of Warrant Exercise Agreement
23.1	Consent of Clark, Schaefer, Hackett & Co.
23.2	Consent of Fleming PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to Senior Debt Securities.(b)
25.2	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to Subordinated Debt Securities. (b)

(a)	To be filed by amendment or as exhibit(s) to a Current Report on Form 8-K and incorporated herein by reference, as applicable.
(b)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

II-5